Exhibit 99.1

NEWS RELEASE

Media Contact:             Roy Wiley        630-753-2627
Investor Contact:          Ramona Long      630-753-2406
Web site:                  WWW.NAV-INTERNATIONAL.COM
                           -------------------------

                                         INTERNATIONAL TRUCK AND ENGINE CORPORATION ANNOUNCES
                                           PLAN TO CLOSE CHATHAM HEAVY TRUCK ASSEMBLY PLANT

                                    Action Supports Goal Of Achieving Profitability Over The Cycle

         WARRENVILLE, Ill. - October 17, 2002 - International Truck and Engine Corporation announced today it will close its Chatham,
Ontario assembly plant early next summer.
         The company made the announcement to employees today, citing that the heavy truck plant closure was a necessary step to address competitive market conditions.
          "This has been a very difficult decision, but this decision in no way reflects on the performance of our Chatham employees and the quality trucks they build," said Steve Keate, president of the company's truck group.  "Obviously, this decision was made only after exploring every available option to achieve the competitive cost structure needed given industry demand."
         Keate noted that this action, along with others, better positions International to profitably serve its heavy truck business and contributes to the company's goal of profitability over the business cycle.
         In July, the company reached a two-year contract with the Canadian Auto Workers union, which said the company would not
close the plant before June 1, 2003.   The Chatham plant is currently operating on one shift with approximately 1,000 employees.   In
addition to active workers, there are approximately 1,200 union workers on layoff status.
The exact timing for the closing of the plant will be announced at a later date.
         Production of International® 9000i Series Class 8 trucks will be transitioned from Chatham to the company's Escobedo, Mexico assembly plant.  The Escobedo plant, launched in 1998, features the latest assembly technology.  The plant is both ISO 9000 and ISO
14000 certified, which underscores the plant's track record and commitment to high quality and environmental standards.
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Page Two/Chatham Closing

         "We are highly confident that this decision will strengthen our ability to be competitive in the heavy truck business.  The
Escobedo facility will continue to meet the standard of quality that International products are known for and that our customers expect," Keate said.
         The cash impact of the closing of the Chatham plant has been included in the company's 2003 financing plan through 2005. The financial impact of this closing will be included in the company's fourth quarter restructuring charge that will be made public no later than December 3, 2002.
          Robert C. Lannert, chief financial officer and vice chairman of the company's board of directors, noted that the 2003 plan presented at its board meeting on October 15 showed the company returning to modest profitability in 2003 at industry retail sales approximately 8,500 units greater than 2002.  Absent unanticipated and significant cash demands, the plan also projects that the company can cash flow through 2005 with no financing other than as described in the 8-K filed on October 11, 2002.
          International Truck and Engine Corporation is the operating company of Navistar International Corporation (NYSE: NAV).
International Truck and Engine is a leading producer of mid-range diesel engines, medium trucks, heavy trucks, severe service vehicles, bus chassis and a provider of parts and service sold under the International® brand. The company also is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Additionally, through a joint venture with
Ford Motor Company, the company will build medium commercial trucks and currently sells truck and diesel engine service parts. A subsidiary, IC Corporation, produces integrated school buses. International Truck and Engine has the broadest distribution network in the industry. Financing for customers and dealers is provided through a wholly owned subsidiary of Navistar. Additional information can be found on the company's web site at WWW.INTERNATIONALDELIVERS.COM

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